1 TANGER INC. INSIDER TRADING COMPLIANCE POLICY REVISED AS OF JUNE 14, 2024 Introduction to Our Policy Preventing insider trading is necessary to comply with securities laws and to preserve the reputation and integrity of Tanger Inc. and its subsidiaries (collectively, the “Company” or “Tanger”) as well as that of all persons affiliated with our Company. “Insider trading” occurs when any person purchases or sells a security while in possession of inside information relating to the security. “Inside information” is information that is both “material” and “non-public.” For definitions of “material” and “non-public”, see the section entitled “What is Insider Trading?” below. Insider trading is a crime. The penalties for violating insider trading laws include but are not limited to imprisonment, disgorgement of profits, civil fines, and criminal fines of up to $5 million for individuals and $25 million for corporations. Insider trading is also prohibited by this Policy, and violation of this Policy may result in Company-imposed sanctions, including removal or dismissal for cause. This Insider Trading Compliance Policy (this “Policy”) applies to all officers, directors and employees of the Company. Individuals subject to this Policy are responsible for ensuring that family members and other members of their households and any family members who do not live in their household but whose transactions in securities of the Company (“Company Securities”) are directed by such individual or are subject to such individual’s influence or control, such as parents or children who consult with such individual before they trade in Company Securities, also comply with this Policy. This Policy also applies to any entities controlled by individuals subject to the Policy, including any corporations, limited liability companies, partnerships or trusts (such entities, together with all officers, directors and employees of the Company, are referred to as the “Covered Persons”) and transactions by these entities should be treated for the purposes of this Policy and applicable securities laws as if they were for the individual’s own account. The Company may also determine that other persons should be subject to this Policy, such as contractors or consultants who have access to material non-public information. Every officer, director and employee must review this Policy. Questions regarding the Policy should be directed to Tanger’s General Counsel or the Chief Accounting Officer. Exhibit 19.1

2 Statement of Policies Prohibiting Insider Trading No officer, director or employee shall purchase or sell any type of security while in possession of material non-public information relating to the security or its issuer, whether the issuer of such security is a Company Security or a security of any other company. For example, if a director, officer or employee learns material non-public information about another company with which the Company does business, including a business partner or collaborator, that person may not trade in such other company’s securities until the information becomes public or is no longer material. Further, no Covered Person shall purchase or sell any security of any other company in the Company’s industry or the industry of a company that is the subject of a potential strategic transaction with the Company, while in possession of material non-public information that was obtained in the course of the Covered Person’s employment or service with the Company. These prohibitions do not apply to:  purchases of Company Securities by a Covered Person from the Company or sales of the Company Securities by a Covered Person to the Company;  exercises of stock options or other equity awards or the surrender of shares to the Company in payment of the exercise price or in satisfaction of any tax withholding obligations in a manner permitted by the applicable equity award agreement, or vesting of equity-based awards, that in each case do not involve a market sale of Company Securities (the “cashless exercise” of a Company stock option through a broker does involve a market sale of the Company’s securities, and therefore would not qualify under this exception);  bona fide gifts of Company Securities, unless the person making the gift knows, or is reckless in not knowing, that the recipient intends to sell the securities while the donor is in possession of material non-public information about the Company; or  purchases or sales of Company Securities made pursuant to any binding contract, specific instruction or written plan entered into outside of a Black-Out Period (as defined herein) and while the purchaser or seller, as applicable, was unaware of any material non-public information and which contract, instruction or plan (i) meets all of the requirements of the affirmative defense provided by Rule 10b5-1 (“Rule 10b5-1”) promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), (ii) was pre-cleared in advance pursuant to this Policy and (iii) has not been amended or modified in any respect after such initial pre-clearance without such amendment or modification being pre-cleared in advance pursuant to this Policy. For more information about Rule 10b5-1 trading plans, see Section VI below. In addition, no officer, director or employee shall directly or indirectly communicate (or “tip”) material non-public information to anyone outside of the Company (except in accordance with the Company’s policies regarding the protection or authorized external disclosure of Company information) or to anyone within the Company other than on a need- to-know basis.

3 What Is Insider Trading? “Insider trading” refers to the purchase or sale of a security while in possession of “material” “non-public” information relating to the security or its issuer. “Securities” includes shares, preferred stock, bonds, notes, debentures, options, warrants and other convertible securities, as well as derivative instruments. “Purchase” includes not only the actual purchase of a security, but any contract to purchase or otherwise acquire a security. “Sale” includes not only the actual sale of a security, but any contract to sell or otherwise dispose of a security. These definitions extend to a broad range of transactions, including conventional cash-for-share transactions, conversions, the exercise of share options, and acquisitions and exercises of warrants or puts, calls or other derivative securities. Insider trading also includes the following:  Trading by insiders while in possession of material non-public information;  Trading by persons other than insiders while in possession of material non-public information, if the information either was given in breach of an insider’s fiduciary duty (a legal obligation) to keep it confidential or was misappropriated; and  Communicating or tipping material non-public information to others, including recommending the purchase or sale of a security while in possession of such information. a. What Facts are Material? A fact is considered “material” if there is a substantial likelihood that a reasonable investor would consider it important in making a decision to buy, sell or hold a security, or if the fact is likely to have a significant effect on the market price of the security. Whether a fact is material varies by context. Material information can be either positive or negative and can relate to virtually any aspect of a company’s business or to any type of security: debt or equity. It is impossible to provide a comprehensive list of what might be considered material information, but some examples of material information include information about:  Dividends, corporate earnings or earnings forecasts, or changes to previously announced earnings guidance, or the decision to suspend earnings guidance;  Possible mergers, acquisitions, tender offers, dispositions or corporate restructurings;  Important business developments such as material contract awards or cancellations, a

4 proposed or pending material joint venture or material related party transactions;  Management or control changes;  Material borrowing or financing developments including pending public sales or offerings of debt or equity securities, defaults on borrowings, the establishment of a repurchase program for securities of the Company, bankruptcies, and pending or threatened material litigation or regulatory actions;  A change in auditors or notification that the auditor’s reports may no longer be relied upon; or  A material cybersecurity incident, such as a data breach, or any other material disruption in the Company’s operations or loss, potential loss, breach or unauthorized access of its property or assets, whether at facilities or through its information technology infrastructure. Note that material information does not have to be related to a company’s business. For example, the contents of a forthcoming newspaper column that is expected to affect the market price of a security can even be material. A good general rule of thumb to follow if you are in doubt is: b. What is Non-public? Simply put, information is “non-public” if it is not available to the general public. In order for information to be considered public, it must be widely disseminated in a manner making it generally available to investors through such media as Dow Jones, Business Wire, Reuters, The Wall Street Journal, or the Associated Press, a broadcast on widely available radio or television programs, publication in a widely available newspaper, magazine or news web site, a Regulation FD-compliant conference call, or public disclosure documents filed with the Securities and Exchange Commission (the “SEC”) that are available on the the SEC’s website. The circulation of rumors, even if accurate and reported in the media, does not constitute effective public dissemination. In addition, even after a public announcement, a reasonable period of time must lapse in order for the market to react to the information. To be safe, an individual should allow at least two full trading days following publication as a reasonable waiting period before such information is deemed to be public. c. Who is an Insider? When in doubt, do not trade.

5 “Insiders” include officers, directors and employees of a company and anyone else who has material non-public information about a company. Insiders have independent fiduciary duties to their company and its shareholders not to trade on material non-public information relating to the company’s securities. All officers, directors and employees of the Company should consider themselves insiders with respect to material non-public information about the Company’s business, activities and securities. d. Trading by Persons Other than Insiders Insiders may be liable for communicating or tipping material non-public information to a third party (“tippee”), and insider trading violations are not limited to trading or tipping by insiders. Persons other than insiders also can be liable for insider trading, including tippees who trade on material non-public information tipped to them or individuals who trade on material non-public information that has been misappropriated. Tippees inherit an insider’s duties and are liable for trading on material non-public information illegally tipped to them by an insider. Similarly, just as insiders are liable for the insider trading of their tippees, so are tippees who pass the information along to others who trade. Tippees can obtain material non-public information by receiving overt tips from others or through, among other things, conversations at social, business, or other gatherings. e. Consequences for Engaging in Insider Trading Penalties for trading on or tipping material non-public information can extend significantly beyond any profits made or losses avoided, both for individuals engaging in such unlawful conduct and their employers. The SEC and Department of Justice have made the civil and criminal prosecution of insider trading violations a top priority. Enforcement remedies available to the government or private plaintiffs under the federal securities laws include:  SEC administrative sanctions;  Securities industry self-regulatory organization sanctions;  Civil injunctions;  Damage awards to private plaintiffs;  Disgorgement of all profits;  Civil fines for the violator of up to three times the amount of profit gained or loss avoided;  Civil fines for the employer or other controlling person of a violator (i.e., where the violator is an employee or other controlled person) of up to the greater of $2,559,636 (subject to adjustment for inflation) or three times the amount of profit gained or loss avoided by the violator;

6  Criminal fines for individual violators of up to $5,000,000 ($25,000,000 for an entity); and  Prison sentences of up to 20 years. In addition, insider trading could result in serious sanctions by the Company, including dismissal for cause. The Company reserves the right to take whatever disciplinary or other measure(s) it determines in its sole discretion to be appropriate in any particular situation, including disclosure of wrongdoing to governmental authorities. Insider trading violations are not limited to violations of the federal securities laws*. f. The Size and Reason for the Trade Do Not Matter The size of the transaction or the amount of profit received does not have to be significant to result in prosecution. The SEC has the ability to monitor even the smallest trades, and the SEC performs routine market surveillance. Brokers or dealers are required by law to inform the SEC of any possible violations by people who may have material non-public information. The SEC aggressively investigates even immaterial insider trading violations. g. Examples of Insider Trading Examples of insider trading cases include lawsuits brought against corporate officers, directors, and employees who traded in a company’s securities after learning of material non- public corporate developments; friends, business associates, family members and other tippees of such officers, directors, and employees who traded in the securities after receiving such information; government employees who learned of such information in the course of their employment; and other persons who misappropriated, and took advantage of, such information from their employers. The following are hypothetical illustrations of insider trading violations designed to increase your understanding of the material contained in the Policy: Trading by Insider  An officer of X Corporation learns that earnings to be reported by X Corporation will increase dramatically. Prior to the public announcement of such earnings, the officer purchases X Corporation’s stock. The officer, an insider, is liable for all profits as well as penalties of up to three times the amount of profit gained or loss avoided by the officer. The officer also is subject to, among other things, criminal prosecution, including up to $5,000,000 in additional fines and 20 years in jail. Depending upon the circumstances, X Corporation and the individual to whom the officer reports also could be liable as controlling persons. * Other federal and state civil or criminal laws, such as the laws prohibiting mail and wire fraud and the Racketeer Influenced and Corrupt Organizations Act (RICO), also may be violated in connection with insider trading.

7 Trading by Tippee An officer of X Corporation tells a friend that X Corporation is about to publicly announce that it has signed an agreement for a material acquisition. This tip causes the friend to purchase X Corporation’s stock in advance of the announcement. The officer is jointly liable with his friend for all of the friend’s profits, and each is liable for all civil penalties of up to three times the amount of the friend’s profits. The officer and his friend are also subject to criminal prosecution and other remedies and sanctions, as described above. h. Prohibition of Records Falsification and False Statements Section 13(b)(2) of the 1934 Act requires companies subject to the 1934 Act to maintain proper internal books and records and to devise and maintain an adequate system of internal accounting controls. The SEC has added to the law by adopting rules that prohibit (1) any person from falsifying or causing to be falsified records or accounts subject to the above requirements and (2) officers or directors from making any materially false, misleading, or incomplete statement to any accountant in connection with any audit or filing with the SEC. These provisions reflect the SEC’s intent to discourage officers, directors and other persons with access to the Company’s books and records from taking action that might result in the communication of materially false, misleading or incomplete financial information to the investing public. Preventing Insider Trading at Tanger The following procedures have been established and will be maintained and enforced by the Company to prevent insider trading. Every officer, director and employee of the Company is required to follow these procedures. a. Pre-Clearance of All Trades by All Officers, Directors and Certain Employees To provide assistance to the Company in preventing inadvertent violations of applicable securities laws and to avoid the appearance of impropriety in connection with the purchase and sale of Company Securities, all transactions in Company Securities (including without limitation, acquisitions and dispositions of Company Securities, gifts, the exercise of share options and the sale of Company Securities issued upon exercise of share options) by each member of the Company's Board of Directors (“Board”) and those officers of the Company designated by the Board to be officers of the Company under Section 16 of the 1934 Act (“Section 16”), as well as employees of the Company regularly involved in the review or evaluation of material non-public information involving the Company (which includes employees with the title of Vice President or Senior Vice President), as designated by the Company from time to time (such designated employees, as well as officers and directors, are each, a “Pre-Clearance Person”) must be pre- cleared by the Chief Accounting Officer or the General Counsel. As part of the pre-clearance process, the Pre-Clearance Person requesting pre-clearance must confirm that he or she is not in possession of material non-public information. Pre-clearance does not relieve anyone of his

8 or her responsibility under SEC rules. For the avoidance of doubt, any designation by the Board of the employees who are subject to pre-clearance may be updated from time to time by the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer or the General Counsel. A request for pre-clearance by a Pre-Clearance Person should be made at least two (2) business days in advance of the proposed transaction and must be made in writing (including without limitation by e-mail) using the form of pre-clearance attached hereto as “Attachment A.” In addition, unless otherwise determined by the General Counsel or the Chief Accounting Officer, the Pre-Clearance Person must execute a certification (in the form approved by the General Counsel or the Chief Accounting Officer) that he, she or it is not aware of material non- public information about the Company. The General Counsel and the Chief Accounting Officer shall each have sole discretion to decide whether to clear any contemplated transaction, provided that the Chief Financial Officer shall have sole discretion to decide whether to clear transactions by the General Counsel, the Chief Accounting Officer or persons or entities subject to this policy as a result of their relationship with the General Counsel or the Chief Accounting Officer. All trades that are pre-cleared must be effected within seven days of receipt of the pre- clearance unless a specific exception has been granted by the General Counsel or the Chief Accounting Officer (or the Chief Financial Officer, in the case of the General Counsel, the Chief Accounting Officer or persons or entities subject to this policy as a result of their relationship with the General Counsel or the Chief Accounting Officer). A pre-cleared trade (or any portion of a pre-cleared trade) that has not been effected during the seven day period must be pre- cleared again prior to execution. Notwithstanding receipt of pre-clearance, if the Pre-Clearance Person becomes aware of material non-public information or becomes subject to a Black-Out Period (as defined below) before the transaction is effected, the transaction may not be completed. b. Black-Out Periods Additionally, no directors, officers, employees and other designated persons (as may be amended from time to time by the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer or the General Counsel) shall purchase or sell any Company Securities during the period beginning on 11:59 pm on the 15th day of the third month of the quarter before the end of each fiscal quarter of the Company and ending two full trading days after the public release of earnings data for such fiscal quarter or during any other trading suspension period declared by the Company (such period, a “Black-Out Period”), except for purchases and sales made pursuant to the permitted transactions described above under “Statement of Policies Prohibiting Insider Trading”. For the avoidance of doubt, any designation by the Board of the employees who are subject to quarterly Black-Out Periods may be updated from time to time by the Chief Executive Officer, the Chief Financial Officer, [the Chief Accounting Officer] or General Counsel. All other employees of the Company are highly encouraged to follow the restriction of the Black-Out Periods.

9 This is a particularly sensitive period of time for engaging in market transactions. This is because officers, directors, and certain other employees of the Company will likely possess material non-public information about the expected financial results for that quarter during such Black-Out Period. Exceptions to the Black-Out Period policy may be approved only by the Company’s General Counsel or the Chief Accounting Officer (or, in the case of an exception for the General Counsel, the Chief Accounting Officer or persons or entities subject to this policy as a result of their relationship with the General Counsel or the Chief Accounting Officer, the Chief Financial Officer or, in the case of exceptions for directors or persons or entities subject to this policy as a result of their relationship with a director, the Board). In addition, the Company may from time to time issue interim earnings guidance or other potential material information by means of a press release, SEC filing on Form 8-K or other means designed to achieve widespread dissemination of such information. Individuals should anticipate that trades are highly unlikely to be pre-cleared while the Company is in the process of assembling the material information to be released and until the material information has been released and fully absorbed by the market. From time to time, the Company, through the Board, the Company’s disclosure committee, the Chief Accounting Officer or the General Counsel, may recommend that officers, directors, employees or others suspend trading in Company Securities because of material information that have not yet been disclosed to the public. Subject to the exceptions noted above, all of those affected should not trade in Company Securities while the suspension is in effect, and should not disclose to others that the Company has suspended trading. Any trading suspension will remain effective until revoked by the Chief Accounting Officer or the General Counsel (or the Chief Financial Officer, in the case of the General Counsel, the Chief Accounting Officer or persons or entities subject to this policy as a result of their relationship with the General Counsel or the Chief Accounting Officer). c. Post-Termination Trading If an individual is in possession of material non-public information when his or her service terminates, that individual may not trade in Company Securities until such information has become public or is no longer material. d. Information Relating to the Company Access to material non-public information about the Company, including the Company’s business, earnings or prospects, should be limited to officers, directors and employees of the Company on a need-to-know basis. In addition, such information should not be communicated to anyone outside the Company under any circumstances (except in accordance with the Company’s policies regarding the protection or authorized external disclosure of Company information) or to anyone within the Company on other than a need-to-know basis.

10 In communicating material non-public information to employees of the Company, all officers, directors and employees must take care to emphasize the need for confidential treatment of such information and adherence to the Company’s policies with regard to confidential information.

11 e. Limitations on Access to Company Information The following procedures are designed to maintain confidentiality with respect to the Company’s business operations and activities. All officers, directors and employees should take all steps and precautions necessary to restrict access to, and secure, material non-public information by, among other things:  Maintaining the confidentiality of Company-related transactions;  Conducting their business and social activities so as not to risk inadvertent disclosure of confidential information. Review of confidential documents in public places should be conducted so as to prevent access by unauthorized persons;  Restricting access to documents and files (including computer files) containing confidential information to individuals on a need-to-know basis (including maintaining control over the distribution of documents and drafts of documents);  Promptly removing and cleaning up all confidential documents and other materials from conference rooms following the conclusion of any meetings;  Disposing of all confidential documents and other papers, after there is no longer any business or other legally required need, through shredders when appropriate;  Restricting access to areas likely to contain confidential documents or material non-public information;  Safeguarding laptop computers, mobile devices, tablets, memory sticks, CDs and other items that contain confidential information; and  Avoiding the discussion of material non-public information in places where the information could be overheard by others such as in elevators, restrooms, hallways, restaurants, airplanes or taxicabs. Personnel involved with material non-public information, to the extent feasible, should conduct their business and activities in areas separate from other Company activities. Additional Prohibited Transactions The Company has determined that there is a heightened legal risk and an appearance of improper or inappropriate conduct if the persons subject to this Policy engage in certain types of

12 transactions. Therefore, officers, directors and employees shall comply with the following policies with respect to certain transactions in Company Securities: a. Short Sales Short sales of Company Securities display a seller’s expectation that the Company Securities will decline in value, and therefore signal to the market that the seller has no confidence in the Company or its short-term prospects. In essence, when one shorts a Company’s security, the seller is effectively “betting against the company.” Thus, short sales may reduce the seller’s incentive to improve the Company’s performance. For these reasons, short sales of Company Securities are prohibited by this Policy. b. Options A transaction in an option is essentially a bet on the short-term movement of Company Securities and therefore creates the appearance that an officer, director or employee is trading based on inside information. Transactions in options, whether traded on an exchange, on any other organized market or on an over-the-counter market, also may focus an officer’s, director’s or employee’s attention on short-term performance at the expense of the Company’s long-term objectives. Accordingly, transactions in puts, calls or other derivative securities involving Company Securities on an exchange, on or in any other organized market or on an over-the- counter market are prohibited by this Policy. c. Hedging Transactions Purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company Securities, may cause an officer, director, or employee to no longer have the same objectives as the Company’s other shareholders. Therefore, all such transactions involving Company Securities, whether such securities were granted as compensation or are otherwise held, directly or indirectly, are prohibited by this Policy.

13 d. Purchases of Company Securities on Margin; Pledging Company Securities to Secure Margin or Other Loans Purchasing on margin means borrowing from a brokerage firm, bank or other entity in order to purchase Company Securities (other than in connection with a cashless exercise of stock options through a broker under the Company’s equity plans). Margin purchases of Company Securities are prohibited by this Policy. Pledging Company Securities as collateral to secure loans is prohibited. This prohibition means, among other things, that you cannot hold Company Securities in a “margin account” (which would allow you to borrow against your holdings to buy securities). Rule 10b5-1 Trading Plans, Section 16 and Rule 144 a. Rule 10b5-1 Trading Plans i. Overview Rule 10b5-1 presents an opportunity for insiders to establish arrangements to sell (or purchase) Company Securities without the restrictions of trading windows and Black-Out Periods, even when there is undisclosed material information. Rule 10b5-1 will protect directors, officers and employees from insider trading liability under Rule 10b5-1 for transactions under a previously established contract, plan or instruction to trade in Company Securities entered into and conducted in good faith and in accordance with the terms of Rule 10b5-1 (a “Trading Plan”) and all applicable state laws and will be exempt from the trading restrictions set forth in this Policy. Each such Trading Plan, and any proposed modification or termination thereof, must be submitted to and pre-approved by the Company’s General Counsel or the Chief Accounting Officer, or such other person as the Board may designate from time to time (the “Authorizing Officer”), who may impose such conditions on the implementation and operation of the Trading Plan as the Authorizing Officer deems necessary or advisable. However, compliance of the Trading Plan to the terms of Rule 10b5-1 and the execution of transactions pursuant to the Trading Plan are the sole responsibility of the person initiating the Trading Plan, not the Company or the Authorizing Officer. Trading Plans do not exempt individuals subject to Section 16 from complying with Section 16 obligations or from short swing profit rules or liability, as discussed below. In addition, Rule 10b5-1 only provides an “affirmative defense” in the event there is an insider trading lawsuit. It does not prevent someone from bringing a lawsuit. A director, officer or employee may enter into a Trading Plan only when he or she is not in possession of material non-public information and only during a trading window period outside of the trading Black-Out Period. Although transactions effected under a Trading Plan will not require further pre-clearance at the time of the trade, any transaction (including the quantity and price) made pursuant to a Trading Plan of a Section 16 reporting person must be reported

14 to the Company promptly on the day of each trade to permit the Company to assist in the preparation and filing of a required Form 4*. However, the ultimate responsibility and liability for timely filings remains with the Section 16 reporting person. Officers, directors and employees may adopt Trading Plans with brokers that outline a pre-set plan for trading of Company Securities, including the exercise of options. Trades pursuant to a Trading Plan generally may occur at any time. However, the Trading Plan must include a minimum “cooling-off period” between the establishment of a Trading Plan and commencement of any transactions under such plan for:  Section 16 reporting persons that extends to the later of 90 days after adoption or modification of a Trading Plan or two business days after filing the Form 10-K or Form 10- Q covering the fiscal quarter in which the Trading Plan was adopted or modified, as applicable, up to a maximum of 120 days; and  employees who are not Section 16 reporting persons and any other persons, other than the Company, that extends 30 days after adoption or modification of a Trading Plan. Individuals may not adopt more than one Trading Plan at a time except under the limited circumstances permitted by Rule 10b5-1 and subject to pre-approval by the Authorizing Officer. ii. Terminations of and Modifications to Trading Plans Terminations of Trading Plans should occur only in unusual circumstances. Effectiveness of any termination or modification of a Trading Plan will be subject to the prior review and approval of the Authorizing Officer. Termination is effected upon written notice to the broker. A person acting in good faith may modify a prior Trading Plan so long as such modifications are made outside of a quarterly trading Black-Out Period and at a time when the Trading Plan participant does not possess material non-public information. Modifications to a Trading Plan are subject to pre-approval by the Authorizing Officer and modifications of a Trading Plan that change the amount, price, or timing of the purchase or sale of the securities underlying a Trading Plan will trigger a new cooling-off period (as described in Section a(i) above). Under certain circumstances, a Trading Plan must be terminated. This may include circumstances such as the announcement of a merger or the occurrence of an event that would cause the transaction either to violate the law or to have an adverse effect on the Company. * The Company reserves the right from time to time to suspend, discontinue or otherwise prohibit any transaction in Company Securities, even pursuant to a previously approved Trading Plan, if the Authorizing Officer or the Board, in its discretion, determines that such suspension, discontinuation or other prohibition is in the best interests of the Company. Any Trading Plan submitted for approval hereunder should explicitly acknowledge the Company’s right to prohibit transactions in Company Securities. Failure to discontinue purchases and sales as directed shall constitute a violation of the terms of this Policy.

15 The Authorizing Officer or administrator of the Company’s equity plans is authorized to notify the broker in such circumstances, thereby insulating the individual in the event of termination. iii. Discretionary Plans Although non-discretionary Trading Plans are preferred, discretionary Trading Plans, where the discretion or control over trading is transferred to a broker, are permitted if pre- approved by the Authorizing Officer. The Authorizing Officer of the Company must pre-approve any Trading Plan, arrangement or trading instructions, etc., involving potential sales or purchases of Company Securities or option exercises, including but not limited to, blind trusts, discretionary accounts with banks or brokers, or limit orders. The actual transactions effected pursuant to a pre-approved Trading Plan will not be subject to further pre-clearance for transactions in Company Securities once the Trading Plan or other arrangement has been pre-approved. iv. Reporting (if required) If required, an SEC Form 144 will be filled out and filed by the individual/brokerage firm in accordance with the existing rules regarding Form 144 filings. A footnote at the bottom of the Form 144 should indicate that the trades “are in accordance with a Trading Plan that complies with Rule 10b5-1 and was adopted on .” For Section 16 reporting persons, Form 4s should be filed before the end of the second business day following the date that the broker, dealer or plan administrator informs the individual that a transaction was executed, provided that the date of such notification is not later than the third business day following the trade date. The Form 4 must indicate that the transaction was made pursuant to a Trading Plan. v. Options Exercises of options for cash may be executed at any time. “Cashless exercise” option exercises through a broker are subject to trading windows. However, the Company will permit same day sales under Trading Plans. If a broker is required to execute a cashless exercise in accordance with a Trading Plan, then the Company must have exercise forms attached to the Trading Plan that are signed, undated and with the number of shares to be exercised left blank. Once a broker determines that the time is right to exercise the option and dispose of the shares in accordance with the Trading Plan, the broker will notify the Company in writing and the administrator of the Company’s equity plans will fill in the number of shares and the date of exercise on the previously signed exercise form. The insider should not be involved with this part of the exercise. vi. Trades Outside of a Trading Plan During an open trading window, trades differing from the Trading Plan instructions that are

16 already in place are allowed as long as the Trading Plan continues to be followed. vii. Public Disclosure The Company reserves the right to publicly disclose, announce, or respond to inquiries from the media regarding the adoption, modification, or termination of a Trading Plan and non- Rule 10b5-1 trading arrangements, or the execution of transactions made under a Trading Plan. SEC rules require the Company to disclose whether, during the Company’s last fiscal quarter (the fourth fiscal quarter in the case of the Company’s annual report), any director or executive officer adopted or terminated any Trading Plan and/or any “non-Rule 10b5-1 trading arrangement”. The disclosure must identify whether the trading arrangement is intended to satisfy the affirmative defense of Rule 10b5-1(c), and provide a description of the material terms, other than terms with respect to the price at which the individual executing the Rule 10b5-1 trading arrangement or non-Rule 10b5-1 trading arrangement is authorized to trade, such as: (A) the name and title of the director or officer; (B) the date on which the director or officer adopted or terminated the trading arrangement; (C) the duration of the trading arrangement; and (D) the aggregate number of securities to be purchased or sold pursuant to the trading arrangement. The pre-clearance requirement for entry into a Trading Plan will generally provide the Company with the necessary information for trading arrangements under the Trading Plan. However, as noted above, the Company’s disclosures must also cover adoption or termination of non-Rule 10b5-1 trading agreements. The SEC rules provide that a director or executive officer has entered into a “non-Rule 10b5-1 trading arrangement” where: (1) he or she asserts that at a time when he or she was not aware of material non-public information about Company Securities or the Company he or she had adopted a written arrangement for trading the securities; and (2) the trading arrangement: (i) specified the amount of securities to be purchased or sold and the price at which and the date on which the securities were to be purchased or sold; (ii) included a written formula or algorithm, or computer program, for determining the amount of securities to be purchased or sold and the price at which and the date on which the securities were to be purchased or sold; or (iii) did not permit him or her to exercise any subsequent influence over how, when, or whether to effect purchases or sales; provided, in addition, that any other person who, pursuant to the trading arrangement, did exercise such influence must not have been aware of material non-public information when doing so. Accordingly, directors and executive officers shall, at the time they seek pre-clearance from the Authorizing Officer for a purchase or sale, advise the Authorizing Officer, in writing, of their intent to have the purchase or sale qualify as a non-Rule 10b5-1 trading arrangement and provide the Authorizing Officer with the information referred to above that is subject to the Company’s quarterly disclosure obligations. viii. Prohibited Transactions The transactions prohibited under this Policy, as discussed above under “Additional Prohibited Transactions”, including, among others, short sales and hedging transactions, may not be carried out through a Trading Plan or other arrangement or trading instruction involving

17 potential sales or purchases of Company Securities. *Note: The following section is applicable to Section 16 reporting persons only. b. Section 16: Insider Reporting Requirements, Short-Swing Profits and Short Sales (Applicable to Officers, Directors and 10% Shareholders) i. Reporting Obligations Under Section 16(a): SEC Forms 3, 4 and 5 Section 16(a) of the 1934 Act generally requires all officers, directors and 10% shareholders (“insiders”), within 10 days after the insider becomes an officer, director, or 10% shareholder, to file with the SEC an “Initial Statement of Beneficial Ownership of Securities” on SEC Form 3 listing the amount of Company Securities, options and warrants which the insider beneficially owns. Following the initial filing on SEC Form 3, changes in beneficial ownership of Company Securities, options and warrants must be reported on SEC Form 4, generally within two days after the date on which such change occurs, or in certain cases on Form 5, within 45 days after fiscal year end. A Form 4 must be filed even if, as a result of balancing transactions, there has been no net change in holdings. In certain situations, purchases or sales of Company Securities made within six months prior to the filing of a Form 3 must be reported on Form 4. Similarly, certain purchases or sales of Company Securities made within six months after an officer or director ceases to be an insider must be reported on Form 4. ii. Recovery of Profits Under Section 16(b) For the purpose of preventing the unfair use of material non-public information that may have been obtained by an insider, any profits realized by any officer, director or 10% shareholder from any “purchase” and “sale” of Company Securities during a six-month period, so called “short-swing profits,” may be recovered by the Company. When such a purchase and sale occurs, good faith is no defense. The insider is liable even if compelled to sell for personal reasons, and even if the sale takes place after full disclosure and without the use of any inside information. The liability of an insider under Section 16(b) of the 1934 Act is only to the Company itself. The Company, however, cannot waive its right to short swing profits, and any Company shareholder can bring suit in the name of the Company. Reports of ownership filed with the SEC on Form 3, Form 4 or Form 5 pursuant to Section 16(a) (discussed above) are readily available to the public, and certain attorneys carefully monitor these reports for potential Section 16(b) violations. In addition, liabilities under Section 16(b) may require separate disclosure in the Company’s annual report to the SEC on Form 10-K or its proxy statement for its annual meeting of shareholders. Failure to report transactions and late filing of reports require separate disclosure in the Company’s proxy statement for its annual meeting of shareholders. iii. Short Sales Prohibited Under Section 16(c) Section 16(c) of the 1934 Act prohibits insiders absolutely from making short sales of

18 Company Securities. Short sales include sales of shares which the insider does not own at the time of sale, or sales of shares against which the insider does not deliver the shares within 20 days after the sale. Under certain circumstances, the purchase or sale of put or call options, or the writing of such options, can result in a violation of Section 16(c). Insiders violating Section 16(c) face criminal liability. The General Counsel or the Chief Accounting Officer should be consulted if you have any questions regarding reporting obligations, short-swing profits or short sales under Section 16. c. Rule 144 (Applicable to Officers, Directors and 10% Shareholders) Rule 144 under the Securities Act of 1933, as amended (“Rule 144”), provides a safe harbor exemption to the registration requirements of the Securities Act of 1933, as amended, for certain resales of “restricted securities” and “control securities.” “Restricted securities” are securities acquired from an issuer, or an affiliate of an issuer, in a transaction or chain of transactions not involving a public offering. “Control securities” are any securities owned by directors, executive officers or other “affiliates” of the issuer, including shares purchased in the open market and shares received upon exercise of share options. Sales of Company Securities by affiliates (generally, directors, officers and 10% shareholders of the Company) must comply with the requirements of Rule 144, which are summarized below:  Current Public Information. The Company must have filed all SEC-required reports during the last 12 months.  Volume Limitations. Total sales of Company common shares by a covered individual for any three-month period may not exceed the greater of: (i) 1% of the total number of outstanding common shares of the Company, as reflected in the most recent report or statement published by the Company, or (ii) the average weekly reported volume of such shares traded during the four calendar weeks preceding the filing of the requisite Form 144.  Method of Sale. The shares must be sold either in a “broker’s transaction” or in a transaction directly with a “market maker.” A “broker’s transaction” is one in which the broker does no more than execute the sale order and receive the usual and customary commission. Neither the broker nor the selling person can solicit or arrange for the sale order. In addition, the selling person or Board member must not pay any fee or commission other than to the broker. A “market maker” includes a specialist permitted to act as a dealer, a dealer acting in the position of a block positioner, and a dealer who holds himself out as being willing to buy and sell Company common shares for his own account on a regular and continuous basis.  Notice of Proposed Sale. A notice of the sale (a Form 144) must be filed with the SEC at the time of the sale. Brokers generally have internal procedures for

19 executing sales under Rule 144 and will assist you in completing the Form 144 and in complying with the other requirements of Rule 144.  Holding Period. Before an affiliate may sell any “restricted securities” in the open market, such affiliate must hold such restricted securities for at least six months. The relevant holding period for an affiliate begins when the Company Securities were bought and fully paid for. The holding period only applies to “restricted securities,” which are acquired from an issuer, or an affiliate of an issuer, in a transaction or chain of transactions not involving a public offering. There is no holding period for an affiliate who purchases Company Securities in the open market. However, the resale of an affiliate's Company Securities as “control securities” purchased in the open market is subject to the other conditions of Rule 144 detailed above. If you are subject to Rule 144, you must instruct your broker who handles trades in Company Securities to follow the brokerage firm’s Rule 144 compliance procedures in connection with all trades. Execution and Return of Certificate of Compliance After reading this Policy, all officers, directors and employees should sign and return to the Chief Accounting Officer the Certification of Compliance form attached as “Attachment B.” The Company may require periodic certifications of compliance with this Policy by officers, directors, employees, and other designated persons.

ATTACHMENT A TANGER INC. PRE-CLEARANCE REQUEST Please complete and return this form to [ ]. Name of Person Requesting Pre-Clearance Note - You must pre-clear transactions involving Company Securities by you, your spouse, children and relatives sharing your household, as well as transactions involving other entities such as trusts, corporations and partnerships in which you have or share control (these are your “Covered Persons”). Terms capitalized but not otherwise defined in this Pre-Clearance Request have the meanings set forth in the Policy. Type of Security [check all applicable boxes] ☐ Common Shares ☐ Restricted Share Unit ☐ Stock Option ☐ Other Number of Company Securities Proposed Date of Transaction Type of Transaction [check all applicable boxes] ☐ Purchase ☐ Sale ☐ Stock Option exercise ☐ Gift ☐ Transfer ☐ Other Have you or your Covered Persons purchased or sold Company Securities in the last six months? ☐ Yes -- purchase ☐ Yes -- sale ☐ No Certification and Acknowledgment: Note – Please review the Policy prior to making the below certification and acknowledgment. Certain of the above transactions (e.g., the exercise of a stock option and certain gift transactions or other transfers) may be permitted while you are in possession of material non- public information. ☐ I am not currently in possession of any material non-public information relating to Tanger. ☐ I intend to make a bona fide gift of Company Securities and I do not believe that the gift recipient intends to sell the Company Securities while I am in possession of material non-public information about Tanger. ☐ I understand that clearance may be rescinded prior to effectuating the above transaction if material non-public information regarding Tanger arises and, in the reasonable judgment of Tanger, the completion of my trade would be inadvisable. I also understand that the ultimate responsibility for compliance with the insider trading provisions of the federal securities laws rests with me and that clearance of any proposed transaction should not be construed as a guarantee that I will not later be found to have been in possession of material non-public information. ☐ I hereby certify that the statements made on this form are true and correct. Signature Date Print Name Email Telephone Number □ Request Approved (transaction must be completed within seven days (as described in the Policy under the heading “Preventing Insider Trading at Tanger”). □ Request Denied □ Request Approved with the following modification: Signature Date

ATTACHMENT B CERTIFICATION OF COMPLIANCE RETURN BY [ ] [insert return deadline] TO: , [General Counsel] [Chief Accounting Officer] FROM: RE: INSIDER TRADING COMPLIANCE POLICY OF TANGER INC. I have received, reviewed and understand the above-referenced Insider Trading Compliance Policy and undertake, as a condition to my present and continued employment with (or, if I am not an employee, affiliation with) Tanger Inc., to comply fully with the policies and procedures contained therein. SIGNATURE DATE TITLE